UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 28, 2010

SAHARA MEDIA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52363	74-2820999
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

81 Greene Street, 4th Floor
New York, New York 10012
(Address of principal executive offices) (zip code)

(212) 343-9200
 (Registrant's telephone number, including area code)

Copies to:
Marc Ross, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

(Former name, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On January 28, 2010, Sahara Media Holdings, Inc. (the “Company”) issued an aggregate of 3,344,999 shares of common stock to an aggregate of 11 officers, directors, employees and consultants of the Company, for services valued at an aggregate of $1,605,600, including 2,083,333 shares issued to Philmore Anderson IV, the Company’s chairman and chief executive officer, for services valued at $1,000,000, 333,333 shares issued to Tamera Reynolds, a former director of the Company, for services valued at $160,000, 333,333 shares issued to Philmore Anderson III, a director of the Company, for services valued at $160,000, and 250,000 shares issued to David Walker, a director of the Company, for services valued at $120,000.

On February 18, 2010, the Company issued an aggregate of 150,000 shares of common stock to 2 employees and consultants of the Company, for services valued at an aggregate of $37,500.

In connection with the foregoing, the Company relied upon the exemption from registration provided by Section 4(2) under the Securities Act of 1933, as amended, for transactions not involving a public offering.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

See Item 3.02.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAHARA MEDIA HOLDINGS, INC.

Dated: March 18, 2010	By:	/s/ Philmore Anderson IV
Name: Philmore Anderson IV
Title: Chief Executive Officer